Exhibit 99.1

Ellington Residential Mortgage REIT Reports Fourth Quarter 2018 Results
OLD GREENWICH, Connecticut—February 11, 2019
Ellington Residential Mortgage REIT (NYSE: EARN) (the "Company") today reported financial results for the quarter ended December 31, 2018.
Highlights

•	Net loss of $(10.1) million, or $(0.80) per share.

•	Core Earnings[1] of $4.0 million, or $0.32 per share, and Adjusted Core Earnings[1] of $4.0 million, or $0.32 per share.

•	Book value of $12.30 per share as of December 31, 2018, after giving effect to a fourth quarter dividend of $0.34 per share.

◦	Book value per share as of January 31, 2019 is estimated to be $12.75.[2]

•	Net interest margin of 1.12%, and adjusted net interest margin[3] of 1.11%.

•	Weighted average constant prepayment rate for the fixed-rate Agency specified pool portfolio of 6.63%.

•	Dividend yield of 11.7% based on the February 8, 2019 closing stock price of $11.67.

•	Debt-to-equity ratio of 9.6:1 as of December 31, 2018; adjusted for unsettled purchases and sales, the debt-to-equity ratio was 9.2:1.

•	Net mortgage assets-to-equity ratio of 8.7:1[4] as of December 31, 2018.

•	Repurchased 202,493 shares during the quarter, or approximately 1.6% of our outstanding shares as of the beginning of the quarter, at an average price of $10.54 per share.
Fourth Quarter 2018 Results
"During the fourth quarter, volatility returned to the equity and debt markets, and yield spreads in virtually every fixed income sector, including Agency RMBS, widened relative to U.S. Treasuries and interest rate swaps," stated Laurence Penn, Chief Executive Officer and President. "Declining interest rates and high levels of interest rate volatility, generated net losses on our hedges, and while our Agency RMBS assets rallied in price, their widening yield spreads caused them to underperform our hedges. As a result, on a mark-to-market basis, we experienced a GAAP net loss for the quarter. I am pleased that we were able to maintain our Adjusted Core Earnings for the quarter, and with yield spreads on our assets entering 2019 at significantly wider levels, the outlook for our prospective Adjusted Core Earnings is strong.
"Also during the quarter, we took advantage of our discounted stock price by repurchasing more than $2.1 million of our common shares, and with our recent dividend announcement, adjusted our annualized dividend to an approximately 11% yield on book value.
"Thanks to our disciplined interest rate hedging and active portfolio management, EARN was able to withstand several periods of extreme volatility in 2018 with our book value largely intact. As we entered 2019, Agency RMBS valuations were as attractive as we had seen in over two years, particularly in an environment where mortgage prepayments remain quite contained. In fact, we have seen a sharp rebound in Agency RMBS performance so far this year, and our 2019 is off to a solidly profitable start, with book value as of January 31, 2019 estimated at $12.75, an approximately 3.7% increase since year end."

1 Core Earnings and Adjusted Core Earnings are non-GAAP financial measures. Adjusted Core Earnings represents Core Earnings excluding the effect of the Catch-up Premium Amortization Adjustment on interest income. See "Reconciliation of Core Earnings to Net Income (Loss)" below for an explanation regarding the calculation of Core Earnings, Adjusted Core Earnings, and the Catch-up Premium Amortization Adjustment.
2 Estimated book value per share as of January 31, 2019 is unaudited and subject to change, and any such change could be material. There can be no assurance that the Company's estimated book value per share as of January 31, 2019 is indicative of what the Company's results are likely to be for the three month period ending March 31, 2019 or in future periods, and the Company undertakes no obligation to update or revise its estimated book value per share for any period prior to issuance of financial statements for such period.
3 Adjusted net interest margin represents net interest margin excluding the effect of the Catch-up Premium Amortization Adjustment on interest income.
4 The Company defines its net mortgage assets-to-equity ratio as the net aggregate market value of its mortgage-backed securities (including the underlying market values of its long and short TBA positions) divided by total shareholders' equity. As of December 31, 2018 the market value of the Company's mortgage-backed securities and its net short TBA position was $1.540 billion and $(197.2) million, respectively, and total shareholders' equity was $153.8 million.

Financial Results
The following table summarizes the Company's portfolio of RMBS as of December 31, 2018 and September 30, 2018:

	December 31, 2018					September 30, 2018
(In thousands)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)	Current Principal	Fair Value	Average Price(1)	Cost	Average Cost(1)
Agency RMBS(2)
15-year fixed-rate mortgages	$135,537	$137,531	$101.47	$138,844	$102.44	$145,249	$145,769	$100.36	$151,319	$104.18
20-year fixed-rate mortgages	7,267	7,505	103.28	7,842	107.91	7,687	7,866	102.33	8,287	107.81
30-year fixed-rate mortgages	1,237,047	1,273,514	102.95	1,294,517	104.65	1,273,788	1,297,612	101.87	1,335,573	104.85
ARMs	17,752	18,243	102.77	18,969	106.86	18,513	19,051	102.91	19,735	106.60
Reverse mortgages	70,991	75,904	106.92	77,322	108.92	70,938	75,049	105.80	77,510	109.26
Total Agency RMBS	1,468,594	1,512,697	103.00	1,537,494	104.69	1,516,175	1,545,347	101.92	1,592,424	105.03
Non-Agency RMBS	13,755	11,233	81.66	9,431	68.56	14,418	11,952	82.90	9,908	68.72
Total RMBS(2)	1,482,349	1,523,930	102.81	1,546,925	104.36	1,530,593	1,557,299	101.74	1,602,332	104.69
Agency IOs	n/a	16,366	n/a	16,740	n/a	n/a	18,684	n/a	17,601	n/a
Total mortgage-backed securities		$1,540,296		$1,563,665			$1,575,983		$1,619,933

(1)	Represents the dollar amount (not shown in thousands) per $100 of current principal of the price or cost for the security.

(2)	Excludes Agency IOs.
The Company's overall RMBS portfolio decreased by 2.3% to $1.540 billion as of December 31, 2018, as compared to $1.576 billion as of September 30, 2018. The Company's Agency RMBS portfolio turnover was 22% for the quarter, as compared to 18% in the prior quarter. The Company's total investment in non-Agency RMBS decreased to $11.2 million as of December 31, 2018, as compared to $12.0 million as of September 30, 2018.
The Company had a net loss for the quarter as net realized and unrealized losses from its interest rate hedges exceeded net interest income and net realized and unrealized gains on its Agency RMBS investments. During the quarter the Company continued to hedge interest rate risk, primarily through the use of interest rate swaps, short positions in TBAs, U.S. Treasury securities, and futures.
The Company's non-Agency RMBS had positive performance during the quarter, as strong net interest income exceeded modest unrealized losses caused by declining asset prices during the quarter. Fundamentals underlying non-Agency RMBS continue to remain strong, led by a stable housing market. To the extent that more attractive entry points develop in non-Agency RMBS, the Company may increase its capital allocation to this sector.
Core Earnings was modestly higher in the fourth quarter as compared to the third quarter, primarily as a result of a reversal in the direction of the Catch-up Premium Amortization Adjustment, which was a positive adjustment to interest income in the fourth quarter, as compared to a negative adjustment to interest income in the third quarter. Adjusted Core Earnings was relatively unchanged in the fourth quarter as compared to the third quarter, as higher asset yields were offset by increases in repo borrowing rates.
Reconciliation of Core Earnings to Net Income (Loss)
Core Earnings consists of net income (loss), excluding realized and change in net unrealized gains and (losses) on securities and financial derivatives, and, if applicable, items of income or loss that are of a non-recurring nature. Core Earnings includes net realized and change in net unrealized gains (losses) associated with payments and accruals of periodic payments on interest rate swaps. Adjusted Core Earnings represents Core Earnings excluding the effect of the Catch-up Premium Amortization Adjustment on interest income. The Catch-up Premium Amortization Adjustment is a quarterly adjustment to premium amortization triggered by changes in actual and projected prepayments on the Company's Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on the Company's then assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter.
Core Earnings and Adjusted Core Earnings are supplemental non-GAAP financial measures. The Company believes that Core Earnings and Adjusted Core Earnings provide information useful to investors because they are metrics that it uses to assess its performance and to evaluate the effective net yield provided by the portfolio. Moreover, one of the Company's objectives is to generate income from the net interest margin on the portfolio, and Core Earnings and Adjusted Core Earnings are used to help measure the extent to which this objective is being achieved. However, because Core Earnings and Adjusted Core Earnings are incomplete measures of the Company's financial results and differ from net income (loss) computed in accordance with GAAP, they should be considered as supplementary to, and not as substitutes for, net income (loss) computed in accordance with GAAP.
The following table reconciles, for the three-month periods ended December 31, 2018 and September 30, 2018, the Company's Core Earnings and Adjusted Core Earnings on a consolidated basis to the line on the Company's Consolidated Statement of Operations entitled Net Income (Loss), which the Company believes is the most directly comparable GAAP measure on its Consolidated Statement of Operations to Core Earnings:

(In thousands except share amounts)	Three-Month Period Ended December 31, 2018	Three-Month Period Ended September 30, 2018
Net Income (Loss)	$(10,074)	$946
Less:
Net realized gains (losses) on securities	(9,787)	(8,402)
Net realized gains (losses) on financial derivatives, excluding periodic payments(1)	3,102	2,777
Change in net unrealized gains (losses) on securities	20,524	(2,636)
Change in net unrealized gains (losses) on financial derivatives, excluding accrued periodic payments(2)	(27,936)	5,499
Subtotal	(14,097)	(2,762)
Core Earnings	$4,023	$3,708
Less: Catch-up Premium Amortization Adjustment	31	(398)
Adjusted Core Earnings	$3,992	$4,106
Weighted Average Shares Outstanding	12,619,912	12,693,989
Core Earnings Per Share	$0.32	$0.29
Adjusted Core Earnings Per Share	$0.32	$0.32

(1)
For the three-month period ended December 31, 2018, represents Net realized gains (losses) on financial derivatives of $3.1 million less Net realized gains (losses) on periodic settlements of interest rate swaps of $(36) thousand. For the three-month period ended September 30, 2018, represents Net realized gains (losses) on financial derivatives of $4.1 million less Net realized gains (losses) on periodic settlements of interest rate swaps of $1.3 million.

(2)
For the three-month period ended December 31, 2018, represents Change in net unrealized gains (losses) on financial derivatives of $(27.4) million less Change in net unrealized gains (losses) on accrued periodic settlements of interest rate swaps of $0.5 million. For the three-month period ended September 30, 2018, represents Change in net unrealized gains (losses) on financial derivatives of $4.6 million less Change in net unrealized gains (losses) on accrued periodic settlements of interest rate swaps of $(0.9) million.

About Ellington Residential Mortgage REIT
Ellington Residential Mortgage REIT is a mortgage real estate investment trust that specializes in acquiring, investing in and managing residential mortgage- and real estate-related assets, with a primary focus on residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. government agency or a U.S. government-sponsored enterprise. Ellington Residential Mortgage REIT is externally managed and advised by Ellington Residential Mortgage Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
The Company will host a conference call at 11:00 a.m. Eastern Time on Tuesday, February 12, 2019, to discuss its financial results for the quarter ended December 31, 2018. To participate in the event by telephone, please dial (877) 437-3698 at least 10 minutes prior to the start time and reference the conference ID number 6989007. International callers should dial (810) 740-4679 and reference the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed via the "For Our Shareholders" section of the Company's web site at www.earnreit.com. To listen to the live webcast, please visit www.earnreit.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, the Company also posted an investor presentation, that will accompany the conference call, on the Company's website at www.earnreit.com under "For Our Shareholders—Presentations."

A dial-in replay of the conference call will be available on Tuesday, February 12, 2019, at approximately 4:00 p.m. Eastern Time through Tuesday, February 26, 2019 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 585-8367 and enter the conference ID number 6989007. International callers should dial (404) 537-3406 and enter the same conference ID number. A replay of the conference call will also be archived on the Company's web site at www.earnreit.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Actual results may differ from the Company's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek," or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Examples of forward-looking statements in this press release include, without limitation, the Company's beliefs regarding the current economic and investment environment, the Company's ability to implement its investment and hedging strategies, the Company's future prospects and the protection of the Company's net interest margin from prepayments, volatility and its impact on the Company, the performance of the Company's investment and hedging strategies, the Company's exposure to prepayment risk in the Company's Agency portfolio, estimated effects on the fair value of the Company's RMBS and interest rate derivative holdings of a hypothetical change in interest rates, statements regarding the Company's share repurchase program, and statements regarding the drivers of the Company's returns. The Company's results can fluctuate from month to month and from quarter to quarter depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates and the market value of the Company's securities, changes in mortgage default rates and prepayment rates, the Company's ability to borrow to finance its assets, changes in government regulations affecting the Company's business, the Company's ability to maintain its exclusion from registration under the Investment Company Act of 1940 and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 14, 2018 which can be accessed through the link to the Company's SEC filings under "For Our Shareholders" on the Company's website (www.earnreit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

ELLINGTON RESIDENTIAL MORTGAGE REIT
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Year-Ended
	December 31, 2018	September 30, 2018	December 31, 2018
(In thousands except share amounts)
INTEREST INCOME (EXPENSE)
Interest income	$13,875	$13,171	$54,553
Interest expense	(9,084)	(8,519)	(32,519)
Total net interest income	4,791	4,652	22,034
EXPENSES
Management fees to affiliate	579	641	2,547
Professional fees	182	198	831
Compensation expense	79	136	591
Insurance expense	74	74	296
Other operating expenses	318	283	1,243
Total expenses	1,232	1,332	5,508
OTHER INCOME (LOSS)
Net realized gains (losses) on securities	(9,787)	(8,402)	(23,377)
Net realized gains (losses) on financial derivatives	3,066	4,058	19,378
Change in net unrealized gains (losses) on securities	20,524	(2,636)	(12,391)
Change in net unrealized gains (losses) on financial derivatives	(27,436)	4,606	(11,431)
Total other income (loss)	(13,633)	(2,374)	(27,821)
NET INCOME (LOSS)	$(10,074)	$946	$(11,295)
NET INCOME (LOSS) PER COMMON SHARE:
Basic and Diluted	$(0.80)	$0.07	$(0.88)
WEIGHTED AVERAGE SHARES OUTSTANDING	12,619,912	12,693,989	12,811,366
CASH DIVIDENDS PER SHARE:
Dividends declared	$0.34	$0.37	$1.45

ELLINGTON RESIDENTIAL MORTGAGE REIT
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of
	December 31, 2018	September 30, 2018	December 31, 2017(1)
(In thousands except share amounts)
ASSETS
Cash and cash equivalents	$18,585	$41,016	$56,117
Mortgage-backed securities, at fair value	1,540,296	1,575,983	1,685,998
Due from brokers	24,051	27,044	26,754
Financial derivatives–assets, at fair value	11,839	23,049	8,792
Reverse repurchase agreements	379	26,769	81,461
Receivable for securities sold	74,197	52,531	21,606
Interest receivable	5,607	5,675	5,784
Other assets	612	717	575
Total Assets	$1,675,566	$1,752,784	$1,887,087
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Repurchase agreements	$1,481,561	$1,500,632	$1,597,206
Payable for securities purchased	11,275	36,539	3,830
Due to brokers	1,325	8,298	489
Financial derivatives–liabilities, at fair value	16,559	333	1,863
U.S. Treasury securities sold short, at fair value	374	26,367	81,289
Dividend payable	4,252	4,700	4,936
Accrued expenses	838	704	728
Management fee payable to affiliate	579	641	725
Interest payable	4,981	4,340	3,318
Total Liabilities	1,521,744	1,582,554	1,694,384
SHAREHOLDERS' EQUITY
Preferred shares, par value $0.01 per share, 100,000,000 shares authorized; (0 shares issued and outstanding, respectively)	—	—	—
Common shares, par value $0.01 per share, 500,000,000 shares authorized; (12,507,213, 12,703,474, and 13,340,217 shares issued and outstanding, respectively)	125	127	134
Additional paid-in-capital	230,888	232,967	240,062
Accumulated deficit	(77,191)	(62,864)	(47,493)
Total Shareholders' Equity	153,822	170,230	192,703
Total Liabilities and Shareholders' Equity	$1,675,566	$1,752,784	$1,887,087
PER SHARE INFORMATION
Common shares, par value $0.01 per share	$12.30	$13.40	$14.45

(1)	Derived from audited financial statements as of December 31, 2017.